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                           SCHEDULE 14A
                          (Rule 14a-101)
             INFORMATION REQUIRED IN PROXY STATEMENT
                     SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

Filed by the Registrant ( )
Filed by a Party other than the Registrant (X)
Check the appropriate box:
( ) Preliminary Proxy Statement           ( ) Confidential, for Use of the
                                              Commission Only
( ) Definitive Proxy Statement                (as permitted by Rule 14a-6(e)(2))

(X) Definitive Additional Materials

( ) Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Telos Corporation
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          (Name of Registrant as Specified in Its Charter)

                         Value Partners, Ltd.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
(X) No fee required.

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
                                                                       -----
    (2) Aggregate number of securities to which transaction applies:
                                                                     -----
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ----------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:
                                                         ---------------------

    (5)  Total fee paid:
                         -----------------------------------------------------

( ) Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:
                                 ---------------------------------------------
    (2)  Form, schedule or registration statement no.:
                                                       ------------------------

    (3)  Filing party:
                       --------------------------------------------------------

    (4)  Date filed:
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                       VALUE PARTNERS, LTD
                         2200 Ross Avenue
                         Suite 4660 West
                       Dallas, Texas 75201
                          (214) 999-1900
                                                    July 14, 1998
                      AN IMPORTANT REMINDER


Dear Fellow Preferred Stockholder:

     Proxy material relating to the Special Meeting of holders of the 12% Cumulative Exchangeable Redeemable Preferred Stock of Telos Corporation (formerly known as C3,Inc.)(the"Company") was mailed to you on or about July 8, 1998. According to our records, your proxy card for this important meeting, which is scheduled for Friday, July 31, has not yet been received.

     At the Special Meeting, Value Partners is soliciting your support to elect as Class D directors to the Board of Directors of the Company two nominees of Value Partners who are independent of, and have not been selected by, management of the Company.

     Value Partners believes that the election of these two nominees for Directors is in the best interest of Telos Corporation and its stockholders and recommends a vote "for" the nominees. The nominees for director, and the reasons for Value Partners recommendation, are fully set forth in the proxy materials previously mailed to you by Value Partners.

     Regardless of the number of shares you own, it is important that they are represented and voted at the Special Meeting. You are encouraged to sign, date and mail the enclosed duplicate proxy today. Your interest and participation in the affairs of the Company is sincerely appreciated.

     If you have misplaced your proxy card, need assistance or have any questions regarding this matter, please call D.F. King & Co.,Inc., which is assisting us, toll-free at 1-800-714-3312.

     Thank you for your continued support.

                                   Sincerely,

                                   VALUE PARTNERS, LTD

                                   By: Ewing & Partners
                                       General Partner

                                       /s/ Timothy G. Ewing
                                       ______________________________
                                   By: Timothy G. Ewing
                                       General Partner of Ewing & Partners


        IF YOU RECENTLY MAILED YOUR PROXY, PLEASE ACCEPT
              OUR THANKS AND DISREGARD THIS REQUEST.
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